Exhibit 99.1

Contact:
Investors	News Media
Maggie Flynn	John Stevens
(617)369 8577	(617)867 1451
mflynn@digitas.com	jstevens@digitas.com

DIGITAS REPORTS SECOND QUARTER RESULTS

• Fee revenue grows by 17% from Q2 2003

• Net income more than doubles from Q2 2003

• Cash balance exceeds $93 million, up 27% since year end

Boston, July 15, 2004—Digitas Inc. (Nasdaq: DTAS) today reported results for the second quarter of 2004, in line with management’s previously announced expectations.

Second Quarter Results of Operations

Digitas reported fee revenue for the second quarter of 2004 of $60.6 million, compared with $51.6 million for the second quarter of 2003. Total revenue, including reimbursable pass-through expenses, was $96.3 million for the second quarter of 2004, compared to $72.6 million for the second quarter of 2003. The company reported net income of $7.6 million, or $0.10 per diluted share, for the second quarter of 2004, as compared to net income of $2.9 million, or $0.05 per diluted share, in the prior-year period. Adjusted cash earnings1 were $8.2 million, or $0.11 per share, for the second quarter of 2004, as compared to adjusted cash earnings of $5.0 million, or $0.08 per share, for the second quarter of 2003. The company’s cash balance at June 30, 2004, was $93.8 million, as compared to $73.6 million at December 31, 2003.

David Kenny, Chairman and Chief Executive Officer, Digitas Inc., said, “Our business continues to grow in line with expectations, driven by the increasing relevance of marketing engines across our client base. We are executing top line growth and driving client quality, higher margins and cash generation according to plan. We’re proud of our people and the progress they are making against our business and operating goals.”

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 1000    Fax 617 867 1111

Six Months Results of Operations

Digitas reported fee revenue for the six months ended June 30, 2004 of $120.7 million, compared with $103.8 million for the same period of 2003. Total revenue, including reimbursable pass-through expenses, was $186.1 million for the six months ended June 30, 2004 compared to $151.7 million for the same period of 2003. The company reported net income of $15.0 million, or $0.20 per diluted share, for the six months ended June 30, 2004, as compared to net income of $5.5 million, or $0.08 per diluted share, in the prior-year period. Adjusted cash earnings1 were $16.2 million, or $0.21 per share, for the six months ended June 30, 2004, as compared to adjusted cash earnings of $9.7 million, or $0.14 per share, for the same period of 2003.

Guidance

Digitas said it anticipates fee revenue of $58 million–$61 million for the third quarter of 2004. The company also said it expects to achieve earnings per share calculated in accordance with generally accepted accounting principles of $0.08–$0.10 in the third quarter of 2004. In addition, Digitas expects adjusted cash earnings2 of $0.09–$0.11 per share for the third quarter of 2004.

For the full year 2004, the company anticipates fee revenue of $235 million–$245 million, earnings per share calculated in accordance with generally accepted accounting principles of $0.35–$0.42, and adjusted cash earnings2 per share of $0.38–$0.45.

Digitas will discuss its second quarter performance, third quarter and full year guidance, and the acquisition of Modem Media on a conference call this morning at 10:00 a.m. (Eastern). The call-in number is (888) 689-4452 (U.S. and Canada) or (706) 679-5891 (international). A live webcast of the conference call will also be available on the investor relations page of the company’s Web site, at http://investor.digitas.com. The financial and statistical information presented during the conference call is available for review at http://investor.digitas.com. Replays by telephone will be available for seven days following the call. To access the replay by telephone, please call (800) 642-1687 (U.S. and Canada) or (706) 645-9291 and request conference ID 8790889. Replays of the call will be available by webcast for an extended period of time at the company’s Web site, at http://investor.digitas.com.

About Digitas

Digitas (NASDAQ: DTAS)—the Adweek IQ Independent Agency of the Year—is among the world’s 15 largest marketing services organizations. Digitas designs, builds and runs marketing engines that drive customer acquisition, cross-sell, loyalty, affinity, and care operations for world-leading marketers. Digitas has long-term relationships with such clients as American Express, AOL, AT&T, Delta Air Lines, and General Motors. Founded in 1980, Digitas employs more than 1,200 professionals across offices in Boston, Chicago, London, New York, and San Francisco.

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800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 1000    Fax 617 867 1111

1 The company’s adjusted cash earnings calculation excludes from its GAAP earnings amortization of intangible assets, stock-based compensation, restructuring expenses (income), and extraordinary items, if any, and employs the company’s actual tax provision. The company believes its adjusted cash earnings calculations are meaningful as they exclude any noncash charges which the company believes are not necessarily indicative of the performance of the company’s underlying business. Management believes the presentation of earnings excluding these charges provides useful information to investors as measures of operating performance basic to the company’s ongoing operations and comparable from period to period. The following table reconciles adjusted cash earnings to GAAP earnings:

	3 Months Ended		6 Months Ended
(in thousands, except per share data)	6/30/04	6/30/03	6/30/04	6/30/03

GAAP earnings	$7,560	$2,913	$14,990	$5,545

Amortization of intangible assets	177	177	353	353

Stock-based compensation	441	1,930	882	3,755

Total of adjustments	$618	$2,107	$1,235	$4,108

Adjusted cash earnings	$8,178	$5,020	$16,225	$9,653

Weighted average shares outstanding used in adjusted cash earnings per share calculation	76,214	64,665	76,175	66,914

Adjusted cash earnings per share	$0.11	$0.08	$0.21	$0.14

2 The company’s projected adjusted cash earnings per share are calculated and presented for the same reasons as described in the preceding note. The following table reconciles projected adjusted cash earnings per share to projected GAAP earnings per share:

	3 Months Ended 9/30/04		12 Months Ended 12/31/04
	Low End	High End	Low End	High End
GAAP earnings	$0.08	$0.10	$0.35	$0.42

Amortization of intangible assets	*	*	0.01	0.01

Stock-based compensation	0.01	0.01	0.02	0.02

Total of adjustments	$0.01	$0.01	$0.03	$0.03

Adjusted cash earnings	$0.09	$0.11	$0.38	$0.45

*	Less than $0.01 per share.

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements under the caption “Guidance” regarding management’s expectations with respect to future revenues, earnings per share and adjusted cash earnings per share, statements regarding the company’s future business prospects. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the company’s services (including the willingness and ability of the company’s clients to maintain or expand their spending), competitive factors in the company’s markets, the company’s ability to sublet its excess real estate in the anticipated time frame, the company’s ability to effectively manage its growth and client relationships. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities Exchange Commission. Guidance offered by Digitas senior management today represents a point-in-time estimate made early in the third quarter and is based upon numerous assumptions that while believed to be reasonable may not prove to be accurate. The company expressly disclaims any current intention or obligation to update this forecast or any other forward-looking statement contained in this press release.

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 1000    Fax 617 867 1111

DIGITAS INC.

STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue:
Fee revenue	$60,620	$51,564	$120,725	$103,824
Pass-through revenue	35,650	20,994	65,385	47,892

Total revenue	96,270	72,558	186,110	151,716

Operating expenses:
Professional services costs	35,186	30,387	70,076	60,975
Pass-through expenses	35,650	20,994	65,385	47,892
Selling, general and administrative expenses	17,310	16,176	34,399	33,124
Stock-based compensation	441	1,930	882	3,755
Amortization of intangible assets	177	177	353	353

Total operating expenses	88,764	69,664	171,095	146,099

Income from operations	7,506	2,894	15,015	5,617

Other income (expense):
Interest income	243	155	383	385
Interest expense	(67)	(144)	(270)	(278)
Other miscellaneous income, net	5	8	6	10

Income before provision for income taxes	7,687	2,913	15,134	5,734
Provision for income taxes	127	—	144	189

Net income	$7,560	$2,913	$14,990	$5,545

Net income per share
Basic	$0.12	$0.05	$0.23	$0.09
Diluted	$0.10	$0.05	$0.20	$0.08

Weighted-average common shares outstanding
Basic	64,995	58,061	64,455	60,599
Diluted	76,214	64,665	76,175	66,914

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 1000    Fax 617 867 1111

DIGITAS INC.

BALANCE SHEET

(dollars in thousands)

	(unaudited) June 30, 2004	December 31, 2003
ASSETS

Current assets:
Cash and cash equivalents	$93,794	$73,643
Accounts receivable, net of allowance for doubtful accounts of $884 and $962 at June 30, 2004 and December 31, 2003, respectively	30,355	32,860
Accounts receivable, unbilled	21,011	6,851
Prepaid expenses and other current assets	6,987	6,763

Total current assets	152,147	120,117
Fixed assets, net	17,075	17,990
Goodwill, net	98,130	98,130
Other intangible assets, net	352	705
Other assets	3,898	3,579

Total assets	$271,602	$240,521

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$16,215	$8,698
Billings in excess of cost and estimated earnings on uncompleted contracts	22,990	20,564
Accrued expenses	7,747	7,386
Accrued compensation	15,724	19,410
Accrued restructuring	8,472	9,056
Current portion of long-term debt	295	281

Total current liabilities	71,443	65,395
Long-term debt, less current portion	131	282
Accrued restructuring, long-term	15,967	20,252
Other long-term liabilities	501	175

Total liabilities	88,042	86,104

Shareholders’ equity:
Preferred shares, $.01 par value per share; 25,000,000 shares authorized and none issued and outstanding at June 30, 2004 and December 31, 2003	—	—
Common shares, $.01 par value per share, 175,000,000 shares authorized; 65,877,272 and 62,809,518 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	658	628
Additional paid-in capital	349,009	336,294
Accumulated deficit	(165,793)	(180,783)
Cumulative foreign currency translation adjustment	1	(28)
Deferred compensation	(315)	(1,694)

Total shareholders’ equity	183,560	154,417

Total liabilities and shareholders’ equity	$271,602	$240,521

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 1000    Fax 617 867 1111